UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 21, 2010

Tortoise Capital Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 Ash Street, Suite 300, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Tortoise Capital Resources Corporation (the “Company”) was held on Friday, May 21, 2010.  Stockholders voted on (i) the election of directors, (ii) the ratification of the selection of the Company’s independent registered public accounting firm, and (iii) a proposal to authorize the Company to sell warrants or securities to subscribe for or convertible into shares of common stock and to issue the common stock underlying such warrants or securities upon their exercise.

Out of a total of 9,099,037 shares outstanding and entitled to vote, 8,303,927 shares (91.26%) were present at the meeting in person or by proxy.  The final results of voting are as follows:

(1)  The election of two directors:

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
H. Kevin Birzer	7,840,848	463,079	0
John R. Graham	7,847,266	456,661	0

As a result, each of the nominees were elected to serve as directors for a term of three years and until their successors are duly elected and qualified.  Directors not up for re-election and continuing in office after the Meeting are:  Conrad S. Ciccotello, with a term expiring in 2011, and Charles E. Heath, with a term expiring in 2012.

(2)  Ratification of the selection of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2010:

For	Against	Abstained	Broker Non-Votes
8,192,912	71,764	39,251	0

As a result, ratification of the selection of Ernst & Young LLP was approved.

(3)  Proposal to authorize the Company to sell warrants or securities to subscribe for or convertible into shares of common stock and to issue the common stock underlying such warrants or securities upon their exercise:

For	Against	Abstained	Broker Non-Votes
2,070,008	487,756	65,034	5,681,129

As a result, the proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TORTOISE CAPITAL RESOURCES CORPORATION

Dated:  May 24, 2010                                                                                By:  /s/ Terry Matlack
                                    Terry Matlack
                                Chief Financial Officer